EXHIBIT 10.1

SECOND AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 27th day of June 2014, by and among (a) SILICON VALLEY BANK, a California corporation with a loan production office located at 230 West Monroe, Suite 720, Chicago, Illinois 60606 (“Bank”), and (b) (i) MATTERSIGHT CORPORATION, a Delaware corporation (“Mattersight Corporation”), (ii) MATTERSIGHT EUROPE HOLDING CORPORATION, a Delaware corporation (“Mattersight Europe”), and (iii) MATTERSIGHT INTERNATIONAL HOLDING, INC., an Illinois corporation (“Mattersight International”; and together with Mattersight Corporation and Mattersight Europe, jointly and severally, individually and collectively, “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 30, 2013, as amended by a certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of August 20, 2013 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (a) modify certain financial covenants, (b) modify certain definitions in the Loan Agreement, and (c) make such additional changes to the Loan Documents as described below.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 The Loan Agreement shall be amended by deleting the text appearing as Section 6.7 thereof and inserting the following text in lieu thereof:

“6.7 Financial Covenants.

Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Tangible Net Worth. A Tangible Net Worth in an amount equal to or greater than One Million Two Hundred Fifty Thousand Dollars ($1,250,000), increasing by (i) fifty percent (50%) of positive quarterly Net Income plus (ii) fifty percent (50%) of the proceeds from issuances of equity and the principal amount of Subordinated Debt, in each case issued after the Second Amendment Effective Date.

(b) Minimum Revenue. Achieve minimum revenue, tested quarterly, of at least the following for the periods indicated: (i) for the quarterly period ending June 30, 2014, Six Million One Hundred Thousand Dollars ($6,100,000); (ii) for the quarterly period ending September 30, 2014, Seven Million One Hundred Thousand Dollars ($7,100,000); and (iii) for the quarterly period ending December 31, 2014, Eight Million Seven Hundred Thousand Dollars ($8,700,000). For the quarterly period ending March 31, 2015 and for each quarterly period ending thereafter, the minimum revenue requirements will be based on Borrower’s Board-approved projections delivered to Bank pursuant to Section 6.2(i) hereof, which requirement shall in any event be at least eighty percent (80%) of the projected revenue in such Board –approved projections for each such quarterly period.

2.2 The Loan Agreement shall be amended by deleting the following terms and their respective definitions from Section 13.1 thereof, and inserting in lieu thereof the following:

“Current Liabilities” are (i) all obligations and liabilities of Borrower owed to Bank; plus (ii) without duplication, all obligations and liabilities of Borrower owed to PfG; plus (iii) without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Non-Formula Streamline Period” is, on and after the Second Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, as of the last day of each monthly period, maintained an Adjusted Quick Ratio equal to or greater than (i) commencing on the Second Amendment Effective Date through and including September 30, 2014, 1.35:1.00; and (ii) commencing on October 1, 2014 and thereafter, 1.50:1.00 (the “Non-Formula Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day of any month thereafter in which Borrower fails to maintain the Non-Formula Streamline Threshold, as determined by Bank in its reasonable discretion. Upon the termination of a Non-Formula Streamline Period, Borrower must maintain the Non-Formula Streamline Threshold each consecutive day for one (1) monthly period as determined by Bank in its reasonable discretion, prior to entering into a subsequent Non-Formula Streamline Period. Each such Non-Formula Streamline Period shall commence on the first day of the monthly period following the date Bank receives the written report of Borrower referred to in clause (a) of this definition, subject to the determination by Bank, in its reasonable discretion, that the Non-Formula Streamline Threshold has been achieved.

“Quick Assets” is, on any date, Borrower’s (i) consolidated, unrestricted and unencumbered cash maintained with Bank or Bank’s Affiliates, plus (ii) gross billed accounts receivable determined according to GAAP; plus (iii) the undrawn available amount under the PfG Facility A Loan.

“Streamline Period” is, on and after the Second Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, as of the last day of the immediately preceding monthly period, maintained an Adjusted Quick Ratio equal to or greater than (i) commencing on the Second Amendment Effective Date through and including September 30, 2014, 1.20:1.00 but less than 1.35:1.00; and (ii) commencing on October 1, 2014 and thereafter, 1.20:1.00 but less than 1.50:1.00 (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day of any month thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its reasonable discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) monthly period as determined by Bank in its reasonable discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank receives the written report of Borrower referred to in clause (a) of this definition, subject to the determination by Bank, in its reasonable discretion, that the Streamline Threshold has been achieved.

2.3 The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its appropriate alphabetical order:

“PfG Facility A Loan” means the “Facility A Loan” as defined and described in the PfG Loan Agreement, in an aggregate amount not to exceed Three Million Dollars ($3,000,000) outstanding at any time.

“PfG Loan Agreement” means that certain Loan and Security Agreement by and between PfG and Borrower, dated as of August 19, 2013, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Second Amendment Effective Date” is June 27, 2014.

2.4 The Loan Agreement shall be amended by deleting the Compliance Certificate attached as Exhibit B thereto and inserting the Compliance Certificate attached as Schedule 1 hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. [Reserved.]

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect or have otherwise been provided to Bank in connection with this Amendment;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or

(d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Ratification of Perfection Certificate. Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates dated as of May 30, 2013, and acknowledges, confirms and agrees that, except as set forth on Schedule 2 hereto, the disclosures and information such Borrower provided to Bank in said Perfection Certificates have not changed, as of the date hereof.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; (b) receipt by Bank of the fully executed Ratification of Subordination Agreement from PfG; (c) Borrower’s payment of (i) a fully-earned, non-refundable amendment fee equal to $25,000; and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment; and (d) receipt by Bank of updated evidence of insurance. Certificates of Foreign Qualification for each Borrower, as applicable, from the State of California will be promptly delivered by Borrower to Bank upon Borrower’s receipt of same (it being understood that such receipt will likely be after the Second Amendment Effective Date).

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment is being executed as of the date first written above.

BORROWER:

MATTERSIGHT CORPORATION

By:	/s/ MARK ISERLOTH
Name:	Mark Iserloth
Title:	CFO

MATTERSIGHT EUROPE HOLDING CORPORATION

By:	/s/ MARK ISERLOTH
Name:	Mark Iserloth
Title:	CFO

MATTERSIGHT INTERNATIONAL HOLDING, INC.

By:	/s/ MARK ISERLOTH
Name:	Mark Iserloth
Title:	CFO

BANK:

SILICON VALLEY BANK

By:	/s/ TOM HERTZBERG
Name:	Tom Hertzberg
Title:	Vice President

SCHEDULE 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MATTERSIGHT CORPORATION MATTERSIGHT EUROPE HOLDING CORPORATION MATTERSIGHT INTERNATIONAL HOLDING, INC. (jointly and severally, individually and collectively, “Borrower”)

The undersigned authorized officer of Borrower certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement among Borrower and Bank (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending             with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly consolidating financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual consolidating financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R, A/P Agings, and Deferred Revenue reports	Monthly within 30 days	Yes No
Board-approved Projections	Annually prior to FYE	Yes No
Transaction Reports	Weekly (monthly within 30 days during a Non-Formula Streamline Period or a Streamline Period), and with each request for a Credit Extension	Yes No

Financial Covenant	Required	Actual	Complies
Minimum Tangible Net Worth (at all times, to be tested monthly)	*	$	Yes No
Minimum Revenue (tested quarterly)	**	$	Yes No

*	See Section 6.7(a)
**	See Section 6.7(b)

The following Intellectual Property not previously disclosed to Bank was registered after the Effective Date (if no registrations, state “None”):

The following financial covenant analysis and other financial information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

MATTERSIGHT CORPORATION	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

MATTERSIGHT EUROPE HOLDING CORPORATION	Verified:	AUTHORIZED SIGNER

By:	Date: Compliance Status: Yes No
Name:
Title:

MATTERSIGHT INTERNATIONAL HOLDING, INC.

By:
Name:
Title:

Schedule 1 to Compliance Certificate

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Financial Covenant Analysis

Dated:

Tangible Net Worth (Section 6.7(a))

Required:        Maintain at all times, to be tested as of the last day of each month and calculated on a consolidated basis for Borrower and its Subsidiaries, a Tangible Net Worth in an amount equal to or greater than One Million Two Hundred Fifty Thousand Dollars ($1,250,000), increasing by (i) fifty percent (50%) of positive quarterly Net Income plus (ii) fifty percent (50%) of the proceeds from issuances of equity and the principal amount of Subordinated Debt, in each case issued after the Second Amendment Effective Date.

Actual:

A.	Consolidated total assets of Borrower and its Subsidiaries	$
B.	Subordinated Debt	$
C.	ADJUSTED TOTAL ASSETS (the sum of lines A and B)	$
D.	Amounts attributed to goodwill	$
E.	Intangible items including unamortized debt discount and expense, Patents, Trademarks, Copyrights, and research and development expenses except prepaid expenses	$
F.	Notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates	$
G.	Reserves not already deducted from assets	$
H.	Obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness	$
I.	TANGIBLE NET WORTH (line C minus line D minus line E minus line F minus line G minus line H)	$

Is line I equal to or greater than $1,250,000, as increased by (i) fifty percent (50%) of positive quarterly Net Income plus (ii) fifty percent (50%) of the proceeds from issuances of equity and the principal amount of Subordinated Debt, in each case issued after the Second Amendment Effective Date?

No, not in compliance	Yes, in compliance

Minimum Revenue (Section 6.7(b))

Required: Achieve minimum revenue, tested quarterly, of at least the following for the periods indicated: (i) for the quarterly period ending June 30, 2014, Six Million One Hundred Thousand Dollars ($6,100,000); (ii) for the quarterly period ending September 30, 2014, Seven Million One Hundred Thousand Dollars ($7,100,000); and (iii) for the quarterly period ending December 31, 2014, Eight Million Seven Hundred Thousand Dollars ($8,700,000). For the quarterly period ending March 31, 2015 and for each quarterly period ending thereafter, the minimum revenue requirements will be based on Borrower’s Board-approved projections delivered to Bank pursuant to Section 6.2(i) hereof, which requirement shall in any event be at least eighty percent (80%) of the projected revenue in such Board-approved projections for each such quarterly period.

Actual:

A.	Quarterly Period Ending:
B	Actual Revenue for such Quarterly Period:

Is line B greater than or equal to $                    ?

            No, not in compliance                                Yes, in Compliance

Other Financial Information (See Section 13.1 – Definitions)

I. Non-Formula Streamline Period/Streamline Period/Applicable Margin

Target - See Below

Actual:

A.	Aggregate value of Borrower’s consolidated unrestricted and unencumbered cash maintained with Bank and Bank’s Affiliates	$
B.	Aggregate value of gross billed accounts receivable	$
C.	Aggregate undrawn available amount under PfG Facility A Loan	$
D.	Quick Assets (the sum of lines A through C)	$
E.	Aggregate value of all Obligations of Borrower owed to Bank	$
F.	Without duplication, aggregate value of all obligations and liabilities owed to PfG	$
G.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E or line F above that matures within one (1) year	$
H.	Current Liabilities (the sum of lines E through G)	$
I.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
J.	Line H minus I	$
K.	Adjusted Quick Ratio (line D divided by line J)		:1.00

Non-Formula Streamline Period:

Is line I equal to or greater than (i) commencing on the Second Amendment Effective Date through and including September 30, 2014, 1.35:1.00; and (ii) commencing on October 1, 2014 and thereafter, 1.50:1.00?

            No, Non-Formula Streamline Period not in effect

            Yes, Non-Formula Streamline Period in effect

Is line I equal to or greater than (i) commencing on the Second Amendment Effective Date through and including September 30, 2014, 1.20:1.00 but less than 1.35:1.00; and (ii) commencing on October 1, 2014 and thereafter, 1.20:1.00 but less than 1.50:1.00?

            No Streamline Period not in effect

            Yes Streamline Period in effect

Applicable Margin:                    %

Adjusted Quick Ratio	Applicable Interest Rate
>1.50:1.00	0.75%
>1.20:1.00 but < 1.50:1.00	1.25%
<1.20:1.00	1.75%

II. Performance Pricing Period

Target: Achieve EBITDA, measured on a trailing three month basis for two consecutive monthly periods, as determined by Bank in its reasonable discretion, in an amount equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000).

Actual: All amounts measured on a trailing three month basis:

A.	1. Net Income	$
B.	To the extent deducted from the calculation of Net Income:
	1. Interest Expense	$
	2. Depreciation expense and amortization expense	$
	3. Income tax expense	$
C.	EBITDA [line A plus the sum of lines B.1 through B.3]	$

Is line C equal to or greater than $250,000 for the prior two monthly reporting periods?

            No, Performance Pricing Period not in effect

            Yes, Performance Pricing Period in effect